QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Stewart & Stevenson Services, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:
Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

STEWART & STEVENSON SERVICES, INC.
2707 NORTH LOOP WEST
P.O. BOX 1637
HOUSTON, TEXAS 77251-1637

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD JUNE 7, 2005

Dear Shareholder:

        The Annual Meeting of Shareholders of Stewart & Stevenson Services, Inc. (the "Company") will be held at 10:00 a.m. on Tuesday, June 7, 2005, at the Company's facility at 1631 Chalk Hill Rd., Dallas, Texas, 75212 for the following purposes:

  1.
  Election of two directors to the Board of Directors.

  2.
  Ratification of Ernst & Young LLP as the Company's independent auditor for the fiscal year ending January 31, 2006.

  3.
  Transaction of such other business as may properly come before the meeting or any adjournment thereof.

        Only record holders of our Common Stock at the close of business on April 20, 2005 will be entitled to vote at the meeting or any adjournment thereof.

        It is important that your shares be represented at the meeting. Even if you plan to attend, we urge you to complete and sign the proxy card, and return it in the postage paid envelope enclosed in this package. The giving of such proxy does not affect your right to vote in person if you attend this meeting. The prompt return of your signed proxy will aid the Company in reducing the expense of additional proxy solicitation.

BY ORDER OF THE BOARD OF DIRECTORS

CARL B. KING Senior Vice President, Secretary and General Counsel
May 6, 2005

YOUR VOTE IS IMPORTANT. PLEASE DATE, SIGN AND PROMPTLY RETURN YOUR PROXY SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES. THE GIVING OF SUCH PROXY DOES NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IN THE EVENT YOU ATTEND THE MEETING. YOUR PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED BY SIGNING AND DELIVERING A PROXY BEARING A LATER DATE, BY GIVING NOTICE OF REVOCATION IN WRITING TO THE SECRETARY OF THE COMPANY AT ANY TIME PRIOR TO ITS USE, OR BY VOTING IN PERSON AT THE MEETING.

STEWART & STEVENSON SERVICES, INC.
2707 North Loop West
P.O. Box 1637
Houston, Texas 77251-1637

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
June 7, 2005, and Adjournments

Approximate date proxy material first sent to shareholders:
May 6, 2005

SOLICITATION, VOTING AND REVOCABILITY OF PROXIES

        The proxy furnished herewith, for use only at the Annual Meeting of Shareholders to be held at 10:00 a.m. on Tuesday, June 7, 2005, at the Company's facility at 1631 Chalk Hill Rd., Dallas, Texas, 75212, and any and all adjournments thereof, is solicited by the Board of Directors of Stewart & Stevenson Services, Inc. (the "Company"). Such solicitation is being made by mail and may also be made in person or by telephone by officers, directors and non-officer employees of the Company, and arrangements may be made with brokerage houses or other custodians, nominees and fiduciaries to send proxy material to their principals. In addition, the Company has retained Morrow & Co., Inc., a professional proxy solicitation firm, to assist in the solicitation of proxies. The Company has agreed to reimburse Morrow & Co., Inc. for expenses incurred in connection with the solicitation and to pay a solicitation fee of approximately $4,000.00. The Company will pay all expenses incurred in this solicitation of proxies.

        As of the date of these proxy materials, the Board of Directors is aware of the following matters that will be considered at the meeting:

  1.
  The election of two directors to the Board of Directors of the Company.

  2.
  The ratification of Ernst & Young LLP as the Company's independent auditor for the fiscal year ending January 31, 2006.

  3.
  The transaction of such other business as may properly come before the meeting or any adjournment thereof.

        The presence of the holders of a majority of the issued and outstanding shares of the Company's common stock, without par value (the "Common Stock"), entitled to vote, either in person or represented by proxy, is necessary to constitute a quorum for the transaction of business at the 2005 Annual Meeting of Shareholders. Proxies that withhold authority to vote for a nominee or abstain from voting on any matter are counted for the purpose of determining whether a quorum is present. Broker non-votes, which may occur when a broker or nominee has not received timely voting instructions on certain proposals, are not counted for the purpose of determining whether a quorum is present. If there are not sufficient shares represented at the meeting to constitute a quorum, the meeting may be adjourned until a specified future date to allow the solicitation of additional proxies.

        Directors are elected by a plurality of the votes cast at the meeting. The two nominees that receive the greatest number of votes will be elected even though the number of votes received may be less than a majority of the shares represented in person or by proxy at the meeting. Proxies that withhold authority to vote for a nominee and broker non-votes will not prevent the election of such nominee if other shareholders vote for such nominee.

        The ratification of Ernst & Young LLP as the Company's independent auditor requires the affirmative vote of a majority of the shares represented in person or by proxy at the meeting. Proxies that abstain from voting on this proposal have the same effect as a vote against this proposal. Broker non-votes will not have any effect on this proposal.

        Any shareholder executing a proxy retains the right to revoke it by signing and delivering a proxy bearing a later date, by giving notice of revocation in writing to the Secretary of the Company at any time prior to its use, or by voting in person at the meeting. All properly executed proxies received by the Company and not revoked will be voted at the meeting, or any adjournment thereof, in accordance with the specifications of the shareholder. If no instructions are specified on the proxy, shares represented thereby will be voted FOR the election of the two director nominees described herein and FOR the ratification of Ernst & Young LLP as the Company's independent auditor for the fiscal year ending January 31, 2006. Proxies also grant discretionary authority as to matters presented at the meeting of which the Board of Directors had no notice on the date hereof, approval of the minutes of the prior annual meeting and matters incident to the conduct of the meeting.

VOTING SECURITIES AND OWNERSHIP THEREOF
BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        At the close of business on April 20, 2005, the record date for the 2005 Annual Meeting of Shareholders, the Company had outstanding 28,981,826 shares of Common Stock. Each outstanding share of Common Stock is entitled to one vote with respect to each of the two director positions and one vote with respect to the ratification of Ernst & Young LLP as the Company's independent auditor for the fiscal year ending January 31, 2006. Cumulative voting is not permitted under the Company's Third Restated Articles of Incorporation. Only shareholders of record at the close of business on April 20, 2005 are entitled to vote at, or execute proxies relating to, the 2005 Annual Meeting of Shareholders.

        The following table lists the beneficial ownership of shares of the Company's Common Stock by (i) all persons and groups known by the Company to own beneficially more than 5% of the outstanding shares of the Company's Common Stock, (ii) each director and nominee, (iii) each person who held the office of Chief Executive Officer during the last fiscal year and the four additional highest compensated executive officers who were serving as executive officers on January 31, 2005, (iv) each person who would have been one of such four highest compensated executive officers but was not serving as an executive officer on January 31, 2005, and (v) all directors and officers as a group. None of the directors, nominees or officers of the Company owned any equity security issued by the Company's subsidiaries other than director's qualifying shares. Information with respect to officers, directors and their families is as of February 28, 2005 and is based on the books and records of the Company and information obtained from each individual. Information with respect to institutional shareholders is based upon the Schedule 13D or Schedule 13G filed by such shareholders with the Securities and Exchange Commission (the "Commission").

	Amount and Nature of Beneficial Ownership
Name of Individual or Group	Sole Voting Power	Shared Voting Power	Sole Investment Power	Shared Investment Power	Total Beneficial Ownership	Percent Of Class
5% OR GREATER SHAREHOLDERS
Dimensional Fund Advisors Inc. 1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401	2,141,909	-0-	2,141,909	-0-	2,141,909	7.44%
Royce & Associates, LLC 1414 Avenue of the Americas New York, NY 10019	1,573,500	-0-	1,573,500	-0-	1,573,500	5.47%
Barclays Global Investors, NA 45 Fremont Street San Francisco, CA 94105	1,333,846	-0-	1,490,595	-0-	1,490,595	5.18%
J. & W. Seligman & Co. Inc. William C. Morris(1) 100 Park Avenue New York, NY 10017	-0-	1,292,480	-0-	1,483,807	1,483,807	5.15%
DePrince, Race & Zollo, Inc. 201 S. Orange Ave, Suite 850 Orlando, FL 32801	1,469,200	-0-	1,469,200	-0-	1,469,200	5.10%

DIRECTORS AND NOMINEES
Robert S. Sullivan	4,118	-0-	4,118	-0-	24,118	(2)	*
Khleber V. Attwell	8,670	-0-	8,670	-0-	28,670	(2)	*
Darvin M. Winick	6,107	-0-	6,107	-0-	25,107	(3)	*
Howard Wolf	21,107	-0-	21,107	-0-	40,107	(3)	*
Monroe M. Luther	9,086	-0-	9,086	-0-	25,086	(4)	*
Charles R. Ofner	4,086	-0-	4,086	-0-	20,086	(4)	*
Max L. Lukens	31,266	-0-	31,266	-0-	307,266	(5)	1.06%
James M. Tidwell	1,896	-0-	1,896	-0-	1,896		*
Charles S. Ream	616	-0-	616	-0-	616		*
NON-DIRECTOR NAMED EXECUTIVE OFFICERS
Carl B. King	-0-	-0-	-0-	-0-	53,375	(6)	*
Dennis M. Dellinger	1,194	-0-	1,194	-0-	52,444	(7)	*
John B. Simmons	2,310	-0-	2,310	-0-	42,310	(8)	*
Don K. Kyle	-0-	-0-	-0-	-0-	6,250	(9)	*
ALL DIRECTORS AND EXECUTIVE OFFICERS
(16 Persons)	93,096	-0-	93,096	-0-	656,696	(10)	2.27%

*
Less than 1%

(1)
William C. Morris is the owner of a majority of the outstanding voting securities of J. & W. Seligman & Co. Incorporated and may be deemed to beneficially own the shares reported by that entity.

(2)
Includes options to purchase 20,000 shares of Common Stock.

(3)
Includes options to purchase 19,000 shares of Common Stock.

(4)
Includes options to purchase 16,000 shares of Common Stock.

(5)
Includes options to purchase 276,000 shares of Common Stock.

(6)
Includes options to purchase 53,375 shares of Common Stock.

(7)
Includes options to purchase 51,250 shares of Common Stock.

(8)
Includes options to purchase 40,000 shares of Common Stock.

(9)
Includes options to purchase 6,250 shares of Common Stock.

(10)
Includes options to purchase 563,600 shares of Common Stock.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

        The Board of Directors of the Company currently consists of nine directors divided into three classes of three members each. In order to resize the Board of Directors to facilitate the mandatory retirement of two directors (described further below), the Bylaws of the Company were amended on April 5, 2005 to reduce the size of the Board of Directors to seven directors. The amendment will become effective as of the date of the 2005 Annual Meeting of Shareholders, at which time, the Board will be divided into two classes of two members and one class of three members. At each Annual Meeting of Shareholders one class is elected to hold office for a term of three years. Members of the other classes continue to serve for the remainder of their respective terms.

        Khleber V. Attwell, Darvin M. Winick and Howard Wolf are members of the class of Directors whose term expires at the 2005 Annual Meeting of Shareholders. In accordance with the Bylaws of the Company, a director must retire upon the expiration of such director's term following his 73rd birthday. Because Mr. Attwell and Dr. Winick have reached retirement age, they will not stand for reelection to the Board of Directors.

        In October 2004, Mr. Charles S. Ream was appointed to the Board of Directors to fill a vacancy in the class of directors whose term expires at the 2006 Annual Meeting of Shareholders. To balance the classes and afford Mr. Ream the opportunity to stand for shareholder election at an earlier date, Mr. Ream will stand for election with the class of directors whose term expires at the 2005 Annual Meeting of Shareholders. Mr. Ream will resign from the class of directors whose term expires at the 2006 Annual Meeting of Shareholders immediately prior to his election at the 2005 Annual Meeting of Shareholders.

        Accordingly, Mr. Wolf and Mr. Ream have been nominated for election to the Board of Directors at the Annual Meeting to serve as directors until the 2008 Annual Meeting of Shareholders, and except where the context indicates otherwise, these proxy materials assume that Mr. Ream's resignation will be effective as of the date of the 2005 Annual Meeting of Shareholders. Mr. Wolf was last elected as a director at the 2002 Annual Meeting.

        Each of the nominees has consented to be named herein and to serve if elected. The Board of Directors believes that each of the nominees will be willing and able to serve. If any such person is unable to serve for good cause, or is unwilling to serve for any reason, proxies will be voted for the election of another person selected by the Board of Directors. The Board of Directors recommends that the shareholders elect the nominees listed below. Unless otherwise specified, all properly executed proxies received by the Company will be voted at the 2005 Annual Meeting of Shareholders or any adjournment thereof for the election of the two persons whose names are listed in the following table as nominees for directors whose term will expire in 2008. Proxies cannot be voted for a greater number of persons than the number of nominees named below.

PERSONS NOMINATED FOR DIRECTOR WHOSE TERM WILL EXPIRE IN 2008

Name and Principal Occupation	Age	Director Since
HOWARD WOLF(1)	70	1999

Mr. Wolf is Chairman of the Board of the Company, a private investor and attorney. He previously was a Senior Partner in the international law firm of Fulbright & Jaworski L.L.P. In December 2003, Mr. Wolf was appointed by the Texas Lieutenant Governor, David Dewhurst, to serve a two year term as a member of the Texas Sunset Advisory Commission, which reports to the Legislature of Texas and recommends the termination or modification of State agencies and commissions.
CHARLES S. REAM(3)	61	2004

Mr. Ream is Executive Vice President and Chief Financial Officer of Anteon International Corporation, a $1.3 billion provider of information technology, systems engineering, technology management, and logistics modernization services, primarily to the U.S. government. He previously served as Senior Vice President and Chief Financial Officer of Newport News Shipbuilding, Inc. from 2000 to 2001, Senior Vice President of Finance of Raytheon Systems Company from 1998 to 2000, and Chief Financial Officer of Hughes Aircraft Company, a subsidiary of Hughes Electronics, from 1994 to 1998. Prior to joining Hughes Aircraft Company, Mr. Ream was a Partner with Deloitte and Touche LLP.

        Because the following Directors have reached retirement age, they will not stand for reelection to the Board of Directors.

DIRECTORS WHOSE TERM EXPIRES IN 2005

Name and Principal Occupation	Age	Director Since
KHLEBER V. ATTWELL(1)(3)(4)	74	1998

Mr. Attwell has been in private practice as a Management Consultant since 1989. Prior to that time he was a partner in the international accounting firm of Ernst & Young LLP. His major clients have represented oil and gas, food processing, manufacturing and distribution, education, health care, construction, and publishing. He is a Certified Public Accountant and Certified Management Accountant. Mr. Attwell taught at Rice University for 11 years as an adjunct professor.
DARVIN M. WINICK, PH.D.(1)(3)(4)	75	1999

Dr. Winick is President of Winick Consultants, an Organizational Consulting firm. He is a Senior Research Fellow at The University of Texas at Austin, and Chairman of the National Assessment Governing Board, a 26 member policy-making board for the National Assessment of Education Progress. Dr. Winick previously served as Chairman of the Executive Committee of Maxim Bank.

        The following persons have been previously elected as Directors of the Company and will continue to serve after the 2005 Annual Meeting of Shareholders.

DIRECTORS WHOSE TERM EXPIRES IN 2006

Name and Principal Occupation	Age	Director Since
MONROE M. LUTHER(2)(3)	64	2000

Mr. Luther is Chairman of Wind River Capital Company, a venture capital company, Chairman of The Prague Post, a newspaper publisher, and Chairman of Bigger Than That Productions, a magazine publisher. Mr. Luther was the founder and former Chief Executive Officer of Eagle Management & Trust Company, an investment management and trust company.
CHARLES R. OFNER(2)(4)	59	2000

Mr. Ofner is a Private Investor and Consultant in the international oil and gas business. He previously served as Senior Vice President of R&B Falcon Corporation, an offshore drilling company, until its merger with Transocean Sedco Forex, Inc. in January 2001. Mr. Ofner also previously served as Senior Vice President of Reading & Bates Corporation, an offshore drilling company. Mr. Ofner's thirty years in the oil and gas business include assignments in operations, marketing and finance, with eighteen years in foreign assignments in the Middle East, Southeast Asia and Europe.

DIRECTORS WHOSE TERM EXPIRES IN 2007

Name and Principal Occupation	Age	Director Since
MAX L. LUKENS(1)	56	2000

Mr. Lukens is President and Chief Executive Officer of the Company. He previously served the Company as Interim Chief Executive Officer and President from September 2003 to March 2004, and as Chairman of the Board of the Company from December 2002 to March 2004. He also previously served as Chairman of the Board, President and Chief Executive Officer of Baker Hughes Incorporated, an oilfield services company, from 1997 to January 2000. Mr. Lukens is a Director of NCI Building Systems, Inc., a maker of engineered metal building systems and components, and a Director of Westlake Chemical Corporation, a vertically integrated manufacturer and marketer of petrochemicals, vinyls, polymers and fabricated products.
ROBERT S. SULLIVAN(2)(4)	61	1992

Dr. Sullivan is Dean of the University of California, San Diego, Rady School of Management. He previously served as Chairman of the Board of the Company, Dean of the Kenan-Flagler Business School of the University of North Carolina at Chapel Hill, Director of the IC2 Institute at The University of Texas at Austin, and Dean of the Graduate School of Industrial Administration, Carnegie Mellon University, Pittsburgh, Pennsylvania.
JAMES M. TIDWELL(2)(3)	58	2004

Mr. Tidwell is Vice President of Finance and Chief Financial Officer of WEDGE Group Incorporated, a privately owned investment firm with holdings in manufacturing, hotels, commercial real estate, and oilfield services. He previously served as President of Daniel Measurement & Control, a division of Emerson Electric Co. and provider of flow measurement equipment and services to the energy industry. Mr. Tidwell was Executive Vice President and Chief Financial Officer of Daniel Industries, Inc. from 1996 to 1999 before its acquisition by Emerson Electric Co., and Vice President and Chief Financial Officer of Hydril Company LP, a manufacturer of blowout preventers and premium connections for oilfield tubulars, from 1993 to 1996. Mr. Tidwell is a Director of Pioneer Drilling Company, a provider of land contract drilling services to oil and gas operators, T-3 Energy Services, Inc., a provider of oilfield products and services, and Link Energy LLC, a marketer and transporter of crude oil that has sold its operations and is winding up its business.

(1)
Member of Executive Committee.

(2)
Member of Compensation and Management Development Committee.

(3)
Member of Audit Committee.

(4)
Member of Nominating and Governance Committee.

CORPORATE GOVERNANCE

        The principal responsibility of the Company's Board of Directors is to exercise governance as representative of the Company's shareholders so as to promote the successful performance of the Company. The Company's Board of Directors has five primary functions:

  •
  select, compensate and evaluate the chief executive and other officers and review succession planning;

  •
  review and evaluate the Company's performance against broad financial objectives, major strategies and plans and actions of the Company;

  •
  provide direction, advice and counsel to senior management;

  •
  select appropriate candidates for election as directors; and

  •
  review the Company's systems and practices designed to bring about compliance with applicable laws and regulations, including its accounting and financial reporting obligations.

        The Board has adopted and adheres to guidelines on corporate governance, which the Board and management believe promote these functions, and which are intended to assist the Board in its exercise of its responsibilities. These guidelines (the "Governance Guidelines") are set forth in the "Guidelines on Corporate Governance and Nominating and Governance Committee Charter," which are available under the "About S&S—Corporate Governance" section of the Company's website at http://www.ssss.com.

Board of Directors

        The Board of Directors held twelve meetings during the fiscal year ended January 31, 2005 ("Fiscal 2004"). During Fiscal 2004, no director attended fewer than 80% of the aggregate of (a) the total number of meetings of the Board of Directors and (b) the total number of meetings held by all committees of the Board of Directors on which he served.

Compensation of Directors

        During Fiscal 2004, directors whose principal occupation was other than employment with the Company were compensated in cash at the rate of $20,000 per year plus $2,000 for each meeting of the Board of Directors and each committee meeting attended in person and $1,000 for each meeting attended by telephone. Each committee chairman received an annual fee of $5,000, except the Chairman of the Audit Committee received an annual fee of $7,500. Mr. Wolf received additional cash compensation in the amount of $132,000 for his service as Chairman of the Board. The directors were also reimbursed for any out-of-pocket expenses incurred to attend meetings.

        During Fiscal 2004, each director who was not an officer or employee of the Company participated in the Stewart & Stevenson Services, Inc. Amended and Restated 1996 Director Stock Plan, as amended (the "1996 Plan"). Under the 1996 Plan, such directors received, on the date of the 2004 Annual Meeting of Shareholders, (i) the number of shares of the Company's Common Stock determined by dividing (A) the sum of $15,000 by (B) the fair market value of a share of the Company's Common Stock, and (ii) options to purchase 5,000 shares of the Company's Common Stock. In addition to the options received on the date of the 2004 Annual Meeting of Shareholders, during Fiscal 2004 Mr. Wolf was separately awarded options under the 1996 Plan to purchase 25,000 shares of the Company's Common Stock. All options were granted at the closing price on the date of grant and will become exercisable on the first anniversary of the grant. All options granted under the 1996 Plan expire on the tenth anniversary of the grant.

        For Fiscal 2005, directors whose principal occupation is other than employment with the Company will be compensated in cash at the rate of $20,000 per year plus $2,000 for each meeting of the Board of Directors and each committee meting attended in person and $1,000 for each meeting attended by telephone. Each committee chairman will receive an annual fee of $5,000, except the Chairman of the Audit Committee will receive an annual fee of $7,500. The Chairman of the Board will receive additional compensation in the amount of $12,000 per month. The directors will also be reimbursed for any out-of-pocket expenses incurred to attend meetings.

Director Independence

        All members of the Board of Directors, other than the President and Chief Executive Officer, Mr. Lukens, satisfy the independence requirements of the New York Stock Exchange ("NYSE"). In addition, the Board has adopted "Director Independence Standards" which are included as an Addendum to the Guidelines on Corporate Governance and Nominating and Governance Committee Charter (the "Nominating and Governance Charter") and are set forth below:

  No director of Stewart & Stevenson Services, Inc. (the "Company") qualifies as "independent" unless the Board affirmatively determines that the director has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). For the purposes of these standards, the term "Company" includes any parent or subsidiary in a consolidated group with the Company.

  The following guidelines have been established to assist the Board in its determination of director independence:

  (i)
  A director who is an employee or whose immediate family member is an executive officer, of the Company is not independent until three years after the end of such employment relationship. (Note: Employment as an interim Chairman or CEO shall not disqualify a director from being considered independent following that employment.)

  (ii)
  A director who receives, or whose immediate family member receives, more than $100,000 per year in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior services (provided such compensation is not contingent in any way on continued service), is not independent until three years after he or she ceases to receive more than $100,000 per year in such compensation. (Note: Compensation received by a director for former service as an interim Chairman or CEO need not be considered in determining independence under this test. Compensation received by an immediate family member for service as a non-executive employee of the Company need not be considered in determining independence under this test.)

  (iii)
  A director who is affiliated with or employed by, or whose immediate family member is affiliated with or employed in a professional capacity by, a present or former internal or external auditor of the Company is not "independent" until three years after the end of the affiliation or the employment or auditing relationship.

  (iv)
  A director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of the Company's present executives serve on that company's compensation committee is not "independent" until three years after the end of such service or the employment relationship.

  (v)
  A director who is an executive officer or an employee, or whose immediate family member is an executive officer, of a company that makes payments to, or receives payments from, the Company for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million, or 2% of such other company's consolidated gross revenues, is not "independent" until three years after falling below such threshold.

        Directors who meet these standards are considered to be "independent." The Board has determined that the nominees for election at the 2005 Annual Meeting of Shareholders, Messrs. Wolf and Ream, as well as all other directors (Messrs. Luther, Ofner, Sullivan, Tidwell, Attwell and Winick) except Mr. Lukens, meet these standards.

Committees of the Board

        The Board of Directors has, in addition to other committees, an Audit Committee, a Compensation and Management Development Committee and a Nominating and Governance Committee. The Audit Committee, Compensation and Management Development Committee and Nominating and Governance Committee are comprised solely of independent directors in accordance with NYSE corporate governance listing standards. The Board of Directors has adopted charters for the Audit Committee, Compensation and Management Development Committee and Nominating and Governance Committee that comply with the requirements of the NYSE standards, applicable provisions of the Sarbanes-Oxley Act of 2002 and the Commission's rules. Each of such charters is available under the "About S&S—Corporate Governance" section of the Company's website at http://www.ssss.com.

        Audit Committee.    The Audit Committee, which is comprised of Messrs. Attwell (Chairman), Luther, Winick, Tidwell and Ream, held 14 meetings during Fiscal 2004. The Board of Directors has determined that the Audit Committee members meet the NYSE standards for independence. The Audit Committee provides assistance to the Board in fulfilling its oversight responsibility to the shareholders, the investment community, and others relating to the integrity of the Company's financial statements, the disclosure and financial reporting process, the systems of internal accounting and financial controls, the performance of the Company's internal audit function and independent auditor, the Company's disclosure controls and procedures, the independent auditor's qualifications and independence and the Company's compliance with ethics policies and legal and regulatory requirements. The Board of Directors has adopted a written charter governing the responsibilities of the Audit Committee, a copy of which is attached as Appendix A to these proxy materials, and a copy of which is available under the "About S&S—Corporate Governance" section of the Company's website at http://www.ssss.com.

        The Board of Directors has reviewed the experience of the members of the Audit Committee and has found that Messrs. Attwell (Chairman), Winick, Tidwell and Ream meet the qualifications to be an "audit committee financial expert" under the Commission's rules. The Board has designated Messrs. Attwell (Chairman), Winick, Tidwell and Ream as the members of the Audit Committee who will serve as "audit committee financial experts" of the Company's Audit Committee.

        Compensation and Management Development Committee.    The Compensation and Management Development Committee, which is comprised of Messrs. Ofner (Chairman), Luther, Sullivan and Tidwell, held three meetings during Fiscal 2004. The Board of Directors has determined that the Compensation and Management Development Committee members meet the NYSE standards for independence. The Compensation and Management Development Committee, among other things, recommends stock option grants, other stock related awards and the total compensation payable by the Company to its executive officers, subject to approval by those members of the Board of Directors that are not and never have been an officer of the Company or its subsidiaries; grants options pursuant to the option plans relating to non-officer employees; conducts such investigations and studies as it deems necessary; and considers management succession and related matters. The Board of Directors has adopted a written charter governing the responsibilities of the Compensation and Management Development Committee, which is available under the "About S&S—Corporate Governance" section of the Company's website at http://www.ssss.com.

        Nominating and Governance Committee.    The Nominating and Governance Committee, which is comprised of Messrs. Winick (Chairman), Attwell, Ofner and Sullivan, held eight meetings during Fiscal 2004. The Board of Directors has determined that the Nominating and Governance Committee members meet the NYSE standards for independence. The Nominating and Governance Committee is responsible for administering the Guidelines on Nominating and Governance set forth in the Nominating and Governance Charter and develops and makes recommendations to the Board with respect thereto. The functions performed by the Nominating and Governance Committee include overseeing the Company's corporate governance affairs and administering the Governance Guidelines. In addition, the Nominating and Governance Committee establishes criteria for selection as nominees for election as directors of the Company and reviews the qualifications of all candidates, including those proposed by shareholders, for recommendation to the Board. The Nominating and Governance Committee nominates candidates for the Board of Directors, reviews the structure, composition and effectiveness of the Board and its committees, considers the qualifications required for continuing Board service and develops and recommends to the Board a code of conduct and ethics for directors, officers, employees and agents of the Company. The Board of Directors has adopted a written charter governing the responsibilities of the Nominating and Governance Committee, which is available under the "About S&S—Corporate Governance" section of the Company's website at http://www.ssss.com.

        The Nominating and Governance Committee has established a policy that encourages shareholders to submit recommendations for directors. Shareholders desiring to make such recommendations should submit such recommendations, in accordance with the Company's Bylaws and the Governance Guidelines to the Corporate Secretary c/o Stewart & Stevenson Services, Inc., 2707 North Loop West, P.O. Box 1637, Houston, Texas 77251-1637 and such recommendations should be accompanied by the same information as is required under the Company's Bylaws for shareholder nominees.

        The Nominating and Governance Committee has implemented policies regarding Board membership. The Nominating and Governance Committee will consider candidates based upon the size and existing composition of the Board, the number of employee directors, the number and qualifications of candidates, the benefit of continuity on the Board and the relevance of the candidate's ability, judgment, objectivity, background and experience to issues facing the Company. In considering possible candidates for election as independent directors, including those submitted by shareholders, the Nominating and Governance Committee and the Board shall be guided by, among other things, the following minimum qualifications, selection criteria and other requirements:

  •
  Each Director should be an individual of the highest character and integrity and have an inquiring mind, experience at a strategy/policy-setting level, or otherwise at a senior executive level of experience, and the ability to work well with others.

  •
  Each Director should have sufficient time available to devote to the affairs of the Company in order to carry out the responsibilities of a Director and no director should be simultaneously serving on the board of directors of more than 3 other entities, excluding non-public companies such as those related to personal or family business and charitable, educational or other non-profit entities. Directors are not qualified for service on the Board unless they are able to make a commitment to prepare for, and attend, meetings of the Board and its committees on a reasonably regular basis.

  •
  Each independent Director should be free of any conflict of interest that would interfere with the independence and proper performance of the responsibilities of a Director.

  •
  Directors should not be chosen as representatives of a constituent group or organization; each should utilize his or her unique experience and background to represent and act in the best interests of all shareholders as a group.

  •
  Directors should have an equity ownership in the Company. Toward that end each outside Director shall be paid a portion of his or her Director's fees in Company Common Stock to the extent permitted by law and stock exchange rule.

  •
  Persons who have attained the age of 73 will not be considered for election to the Board of Directors. Beginning in 2008 a Director who has served for 12 years shall not be considered for election to the Board of Directors.

  •
  Non-employee Directors are required to own stock in the Company equal in value to three times their annual cash retainer within the later of 5 years of joining the Board or the adoption of this guideline.

        The Nominating and Governance Committee will evaluate candidates properly proposed by shareholders in the same manner as all other candidates.

        In 2004, the Company utilized the services of Spencer Stuart and Heidrick & Struggles International, Inc., executive search firms, to help facilitate the screening and interview process of director candidates.

Regularly Scheduled Executive Sessions of Independent Directors

        The Nominating and Governance Charter provides for regularly scheduled executive sessions of independent directors to be held at such times and for such reasons as the independent directors may desire. The Chairman of the Board presides at such executive sessions of the independent directors, provided the Chairman meets the independence standards. Currently, Mr. Howard Wolf is Chairman of the Board and presides at such executive sessions of the independent directors. If the Chairman shall at any future time fail to meet the independence standards, the Board of Directors shall choose a Lead Director who shall preside at executive sessions of the independent directors.

Attendance at Annual Meetings; Shareholder Communications with the Board of Directors

        All directors and nominees for election as directors are requested and encouraged to personally attend the Company's Annual Meeting. All of the Company's directors and director nominees, other than Mr. Ream who was appointed to the Board in October 2004, attended the Company's 2004 Annual Meeting of Shareholders. Shareholders who desire to communicate to the Board of Directors or the independent directors as a group with respect to their views and concerns about the Company are encouraged to do so by writing to the Corporate Secretary c/o Stewart & Stevenson Services, Inc., 2707 North Loop West, P.O. Box 1637, Houston, Texas 77251-1637, who shall assure that the Chairman of the Nominating and Governance Committee receives such correspondence.

Code of Ethics

        The Company has adopted a code of business conduct and ethics for directors, officers (including the Company's principal executive officer, principal financial officer and principal accounting officer) and employees, known as the Standards of Business Practices. The Standards of Business Practices is available under the "About S&S—Corporate Governance" section of the Company's website at http://www.ssss.com. Shareholders may request a free copy of the Standards of Business Practices from the Corporate Secretary c/o Stewart & Stevenson Services, Inc., 2707 North Loop West, P.O. Box 1637, Houston, Texas 77251-1637.

PROPOSAL NO. 2
RATIFICATION OF INDEPENDENT AUDITOR

        The Board of Directors, upon recommendation of the Audit Committee, has appointed Ernst & Young LLP ("Ernst & Young") as independent auditor for the Company for the fiscal year ending January 31, 2006. The Board of Directors recommends that the appointment of Ernst & Young as independent auditor for the Company for the fiscal year ending January 31, 2006 be ratified by the shareholders. Unless otherwise indicated, all properly executed proxies received by the Company will be voted for such ratification at the 2005 Annual Meeting of Shareholders or any adjournment thereof. While the Audit Committee is responsible for the appointment, compensation, retention, termination and oversight of the independent auditor, the Company is requesting, as a matter of good corporate governance, that the shareholders ratify the appointment of Ernst & Young as the Company's independent auditor. If the shareholders fail to ratify the selection, the Audit Committee will reconsider whether to retain Ernst & Young and may retain that firm or another without re-submitting the matter to the Company's shareholders. Even if the appointment is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent auditor at any time during the year if it determines that such change would be in the best interests of the Company and its shareholders. Ernst & Young served as the Company's independent auditor for the fiscal year ended January 31, 2005. A representative of Ernst & Young will be present at the 2005 Annual Meeting of Shareholders to make a statement if such representative desires and to respond to appropriate questions.

FEES PAID TO ERNST & YOUNG

        For Fiscal 2004 and Fiscal 2003, Ernst & Young billed the Company and its subsidiaries for the aggregate fees set forth in the table below. These fees include all fees paid by the Company for (i) professional services rendered for the audit of the Company's annual financial statements and review of quarterly financial statements, (ii) assurance and related services that are reasonably related to the performance of the audit or review of the Company's financial statements, (iii) professional services rendered for tax compliance, tax advice, and tax planning, and (iv) other products and services provided by Ernst & Young.

	Fiscal Year 2004	Fiscal Year 2003
Audit Fees(1)	$1,857,500	$1,133,625
Audit-Related Fees(2)	117,924	76,985
Tax Fees(2)	32,604	209,223
All Other Fees(2)	269,767	31,213

Total Fees	$2,277,795	$1,451,046

(1)
Includes fees and expenses related to the fiscal year audit and interim reviews, notwithstanding when the fees and expenses were billed or when the services were rendered.

(2)
Includes fees and expenses for services rendered during the fiscal year.

Fiscal 2004

        "Audit Fees" primarily relate to professional services of Ernst & Young for Fiscal 2004 consisting of the audit of the Company's consolidated financial statements, the audit of the effectiveness of the Company's internal control over financial reporting, and the reviews of the Company's quarterly financial statements. "Audit Fees" also include fees for statutory audits of certain subsidiaries of the Company. "Audit-Related Fees" include benefit plan audits and consultation concerning accounting and financial reporting matters. "Tax Fees" include charges primarily related to tax return reviews and tax consulting. "All Other Fees" primarily include assistance with the Company's implementation of Section 404 of the Sarbanes-Oxley Act of 2002.

Fiscal 2003

        "Audit Fees" primarily relate to audit services of Ernst & Young for Fiscal 2003 consisting of the audit of the Company's consolidated financial statements and the reviews of the Company's quarterly financial statements. "Audit Fees" also include statutory audits of certain subsidiaries of the Company. "Audit-Related Fees" include benefit plan audits and consultation concerning accounting and financial reporting matters. "Tax Fees" include charges primarily related to tax return reviews and tax consulting. "All Other Fees" primarily include pension plan consultation.

        The Audit Committee or Mr. Attwell, as Chairman of the Audit Committee, approved all of the services described above for Fiscal 2004 and Fiscal 2003. The Audit Committee has determined that the provision of services rendered for all other fees, as described in the paragraphs above, is compatible with maintaining the independence of Ernst & Young.

Pre-Approval Policies and Procedures

        The Audit Committee has adopted a policy requiring pre-approval by the Audit Committee of all audit and permissible non-audit services to be provided by Ernst & Young. These services may include audit services, audit-related services, tax services and other services. Current rules of the Public Company Accounting Oversight Board are consulted prior to pre-approval of any non-audit services to be provided by Ernst & Young. The Company's Chief Financial Officer is notified prior to any engagement of Ernst & Young. The Chief Financial Officer evaluates the desirability of employing Ernst & Young for any non-audit engagement, and if such engagement is desirable, the Chief Financial Officer presents the proposed engagement to the Chairman of the Audit Committee for pre-approval. The Audit Committee or the Chairman of the Audit Committee then approves or rejects the proposed engagement. If the Chairman of the Audit Committee approves any such engagement he discusses such approval with the Audit Committee no later than the next regularly scheduled meeting.

        Notwithstanding any statement contained in a previous filing by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, neither the Performance Graph set forth below nor the Report of the Compensation and Management Development Committee or the Report of the Audit Committee that follows is incorporated by reference into any such filing.

PERFORMANCE OF STEWART & STEVENSON COMMON STOCK

        The following graph compares the cumulative total shareholder return on the Company's Common Stock to the cumulative total shareholder return of the S&P 500 Industrial Machinery Index and the S&P Smallcap 600 Index for the Company's last five fiscal years. The graph assumes that the value of an investment in the Company's Common Stock and each index was $100 on January 31, 2000 and that all dividends were reinvested.

	Year Ended January 31,
	2000	2001	2002	2003	2004	2005
Stewart & Stevenson Services, Inc.	100	236	167	141	136	208
S&P Smallcap 600 Index	100	120	124	101	150	175
S&P 500 Industrial Machinery Index	100	113	120	105	155	175

Compensation Committee Interlocks and Insider Participation

        The Company's Compensation and Management Development Committee consists of Messrs. Charles R. Ofner (Chairman), Robert S. Sullivan, Monroe M. Luther and James M. Tidwell, all of whom are non-employee directors. None of the Compensation and Management Development Committee members has served as an officer of the Company, and none of the Company's executive officers has served as a member of a compensation committee or board of directors of any other entity that has an executive officer serving as a member of the Company's Board of Directors.

REPORT OF THE COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE

TO THE SHAREHOLDERS OF STEWART & STEVENSON SERVICES, INC.

        The Compensation and Management Development Committee of the Board of Directors (the "Committee") consists of four independent, non-employee directors who have no "interlocking" relationships as identified in the Commission regulations. The Committee reviews and recommends all salary arrangements and other executive compensation, including where applicable severance pay arrangements, for approval by the independent members of the Board of Directors, approves the design of executive compensation programs, administers such programs and assesses their effectiveness in supporting the Company's compensation policies. The Committee also evaluates executive performance and considers management succession and related matters. The Committee is authorized to, and does, retain independent consultants to assist in the design of compensation programs and assess their effectiveness.

Executive Compensation Policy

        Philosophy.    The Committee is committed to implementing a compensation program designed to attract and retain highly qualified executive officers in a manner that encourages the creation of shareholder value. To facilitate the achievement of the Company's business strategies, the Committee adheres to the following compensation policies:

  To strengthen the relationship between pay and performance, annual and long-term executive compensation programs will include variable compensation that is dependent upon the contribution of each executive to the Company's performance.

  To focus management on the achievement of both short-term performance goals and the long-term interests of shareholders, a significant portion of each executive's total compensation will consist of "at-risk" compensation.

  To enable the Company to attract, retain and encourage the development of the best available executive personnel, competitive compensation opportunities will be offered.

        Methodology.    The Committee uses the services of an independent compensation consultant to perform a competitive analysis of the Company's compensation practices for its executive officers. The Committee, with the assistance of its independent compensation consultant, has evaluated the function of each executive position to determine the skill, knowledge, and accountability required. Using this information, the Committee is able to compare the compensation of each executive with a broad base of compensation paid to others occupying positions with a similar relative job content.

Total Compensation

        The key elements of the Company's executive compensation program are base salary, annual incentives and long-term incentives, each of which is addressed separately below. In determining each component of compensation, the Committee considers all elements of an executive's total compensation package, including competitive pay levels, the executive's experience and tenure, and the executive's individual performance.

        Total compensation paid to executives of the Company during Fiscal 2004 was consistent with the total compensation paid to executives within the peer group of companies identified by the Company's independent compensation consultants. However, relative competitiveness of compensation varied among individual executives due to experience, performance, and accountability of individual incumbent executives.

Base Salary

        The Committee reviews each executive's salary on an annual basis. Increases to base salaries are driven primarily by changes in the relative job content of the executive's position, the expected contributions of the executive in the upcoming fiscal year, and changes in the competitive market compensation practice. Individual performance, experience, past performance and historical salary levels are also considered. In making its evaluation, the Committee has not assigned particular weights to these factors. As noted above, competitive market compensation practice is used to test for reasonableness and competitiveness of base salaries, but the Committee also exercises subjective judgment in view of the Company's compensation policies.

        As a general matter, the Company did not increase the base salaries of executives for Fiscal 2004 largely due to the financial performance of the Company during the preceding year. However, the Company did increase the salary of (i) the Chief Financial Officer, John B. Simmons, due to additional duties assumed during Fiscal 2004 and (ii) the Vice President of the TVS division, Dennis M. Dellinger, based on continued strong performance of the division for which he is responsible.

Annual Incentives

        The Company provides an annual bonus opportunity to executives. Annual bonuses motivate executives to maximize short-term performance as a part of achieving long-term goals.

        The Committee and the Company have a Management Incentive Compensation Plan ("MICP") providing for cash bonus opportunities for individual executive officers between 40% and 100% of their base salary if certain performance targets are met. In determining the relative percentage of base salary for each individual executive's bonus opportunity, the Committee considered the aggregate total compensation paid by the Company to such person compared to amounts paid by other companies to executives with similar position content. Bonus payments were recommended by the Committee and approved by the Board of Directors. The performance targets used in the MICP to determine whether all or part of an individual executive's bonus opportunity was awarded were based upon (i) the performance of the Company compared to pre-established financial goals, or (ii) the performance of a particular cost center, profit center, or business function for which each individual executive was responsible compared to pre-established financial goals. The pre-established financial goals referenced in the preceding sentence were based, in part, on the financial measurement of the Company's return on net capital employed. The Committee also exercises subjective judgment in determining the bonus recommendations to the Board of Directors.

Long-term Incentives

        In keeping with the Company's philosophy of providing a total compensation package favoring "at-risk" components of pay, long-term incentives comprise a significant portion of each executive's total compensation package. Long-term executive incentives during Fiscal 2004 consisted exclusively of stock options pursuant to the Stewart & Stevenson 1988 Nonstatutory Stock Option Plan. Stock options under this plan are granted at an option price not less than the fair market value of the Common Stock on the date of grant. Accordingly, stock options will in actuality have a value only if the stock price appreciates from the date the options are granted, although modern economic theory generally attributes value to granted stock options (such as under the Black-Scholes model) as to which the notes to the Company's annual financial statements make certain disclosures. Stock option grants are intended to focus executives on the creation of shareholder value over the long term and encourage equity ownership in the Company.

        The size of award to each executive is affected by individual performance, the individual's level of responsibility, and the desire of the Company to retain the individual. As a result, the number of shares underlying stock option awards varies from year to year and is dependent on the stock price on the date of grant.

        During Fiscal 2004, given the challenges in front of the management team to turn around the Company's performance both financially and operationally, relatively large stock option awards were granted to the executives of the Company who report directly to the CEO. Such executives were advised at the time of the grant that there would unlikely be stock option grants to them the next year, and in fact none have been granted.

Chief Executive Officer Compensation for 2004

        The Company entered into an employment agreement with Mr. Lukens, effective as of February 1, 2004, which is further described on pages 29 - 32 of the proxy statement. In establishing Mr. Lukens' compensation for Fiscal 2004 and Fiscal 2005 (the "Base Term") under the agreement, the Committee applied the principles outlined above in the same manner as they were applied to the other executives.

        Pursuant to his employment agreement, Mr. Lukens was paid a base salary of $750,000 during Fiscal 2004 and will be paid the same base salary during Fiscal 2005. Mr. Lukens is not eligible for an annual incentive for Fiscal 2004, but at the end of Fiscal 2005 Mr. Lukens will be eligible for a discretionary bonus of up to 100 percent of his aggregate base salary during the entire Base Term (up to $1,500,000). In determining the amount of the discretionary bonus for the Base Term, the Committee and the other independent directors will assess Mr. Lukens' performance and contribution to the Company during the Base Term and will consider the following criteria:

  •
  Return during the Base Term on net capital employed in the Company's businesses on a consolidated basis;

  •
  The Company's earnings per share during the Base Term;

  •
  The Company's revenues during the Base Term; and

  •
  The development of the Company's management team so as to facilitate a succession plan to come into effect after the Base Term.

        During Fiscal 2004, Mr. Lukens received two separate stock option grants pursuant to the terms of his employment agreement. Mr. Lukens received a stock option grant of 200,000 shares on March 31, 2004 and a stock option grant of 100,000 shares on January 3, 2005.

        In addition, consistent with its annual process, the Committee assessed Mr. Lukens' performance during Fiscal 2004. The Committee believes that the total compensation program for Mr. Lukens is consistent with the overall compensation policy of the Company.

Policy with Respect to the $1 Million Deduction Limit

        Section 162(m) of the Internal Revenue Code of 1986 generally limits the corporate deduction for compensation paid to executive officers named in the proxy statement to $1 million per year, unless the compensation is performance-based compensation as described in Section 162(m) and the related regulations. The Committee has carefully considered the impact of this provision on the Company's cash compensation practices and incentive plans, and the Committee has determined that the Company may make payments that are not fully deductible if, in the Committee's judgment, such payments are necessary to achieve the Company's compensation objectives and to protect shareholder interests. The Committee believes it is in the Company's best interest to retain some non-formula evaluation of individual performance when determining total compensation payable to the Company's executive officers.

Conclusion

        The Committee has reviewed all components of the Company's Chief Executive Officer and other key executives' compensation, including base salary, annual incentives, long term incentives, the actual projected payout obligations under the Company's supplemental retirement plan and under several potential severance and change-in-control scenarios. Based on this review, the Committee believes these executive compensation policies and programs serve the interests of the shareholders and the Company effectively. The various pay vehicles offered are appropriately balanced to provide increased motivation for executives to contribute to the Company's overall future success, thereby enhancing the value of the Company for the shareholders' benefit. The Committee will continue to monitor the effectiveness of the Company's total compensation program to meet the current needs of the Company.

Respectfully submitted, THE COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE
Charles R. Ofner—Chairman Monroe M. Luther Robert S. Sullivan James M. Tidwell

        The information in the foregoing paragraphs, and the information regarding the Audit Committee in the first paragraph under the previous heading "Corporate Governance—Committees of the Board—Audit Committee", shall not be deemed to be soliciting material, or be filed with the Securities and Exchange Commission or subject to Regulation 14A or 14C or to liabilities of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or Securities Exchange Act of 1934, except to the extent the Company specifically incorporates these paragraphs by reference.

REPORT OF THE AUDIT COMMITTEE

TO THE SHAREHOLDERS OF STEWART & STEVENSON SERVICES, INC.

        The Audit Committee of the Board of Directors (the "Audit Committee") has:

1.
Reviewed and discussed the audited financial statements for the fiscal year ended January 31, 2005 with the management of the Company;

2.
Discussed with the Company's Independent Auditor the matters required to be discussed by Statement of Accounting Standards No. 61, as the same was in effect on the date of the Company's financial statements;

3.
Received the written disclosures and the letter from the Company's Independent Auditor required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as the same was in effect on the date of the Company's financial statements, and has discussed with the Independent Auditor their independence; and

4.
Received representations from Ernst & Young that the audit of the Company's financial statements was subject to Ernst & Young's quality control system for the U.S. accounting and auditing practice to provide reasonable assurance that the engagement was conducted in compliance with professional standards and that there was appropriate continuity of Ernst & Young personnel working on audits, availability of national office consultation, and availability of personnel at foreign affiliates of Ernst & Young to conduct the relevant portions of the audit.

        Based on the foregoing materials and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended January 31, 2005 be included in the Company's Annual Report on Form 10-K for filing with the Commission.

Respectfully submitted, THE AUDIT COMMITTEE
Khleber V. Attwell—Chairman Darvin M. Winick Monroe M. Luther James M. Tidwell Charles S. Ream

        The information in the foregoing paragraphs shall not be deemed to be soliciting material, or be filed with the Securities and Exchange Commission or subject to Regulation 14A or 14C or to liabilities of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or Securities Exchange Act of 1934, except to the extent the Company specifically incorporates these paragraphs by reference.

EXECUTIVE OFFICERS

        The names, ages and positions of all the executive officers of the Company as of February 28, 2005 are listed below. Except as noted below, each officer was last elected as an executive officer at the meeting of directors immediately following the 2004 Annual Meeting of Shareholders. The term of each executive officer will expire at the meeting of directors following the 2005 Annual Meeting of Shareholders. There exist no arrangements or understandings between any officer and any other person pursuant to which the officer was elected.

Name	Age	Position	Officer Since
Max L. Lukens	56	President and Chief Executive Officer	2004
Carl B. King	62	Senior Vice President, Secretary and General Counsel	2001
John B. Simmons	52	Senior Vice President, Chief Financial Officer and Treasurer	2001
Stephen A. Hines	56	Vice President	2000
Dennis M. Dellinger	52	Vice President	2002
Don K. Kyle	45	Vice President	2004
Mark Whitman	50	Vice President	2004
L. Scott Biar	42	Controller and Chief Accounting Officer	2002

        Mr. Lukens was elected as President and Chief Executive Officer of the Company in March 2004. Prior to that time he served as Interim President and Chief Executive Officer since September 2003 and Chairman of the Board of Directors since December 2002. He previously served as Chairman of the Board, President and Chief Executive Officer of Baker Hughes Incorporated, an oilfield services company.

        Mr. King was elected as Senior Vice President, Secretary and General Counsel of the Company in 2001. He previously served as Senior Vice President and General Counsel of Seagull Energy Corporation from 1998 to 1999, and Senior Vice President and General Counsel of PanEnergy Corporation from 1990 to 1997.

        Mr. Simmons was elected as Senior Vice President of the Company in 2005, Treasurer in 2003 and Vice President and Chief Financial Officer in 2002. He previously served as Controller and Chief Accounting Officer of the Company from 2001 to 2002, and as Vice President and Chief Financial Officer of Cooper Energy Services from 1997 to 2000. Mr. Simmons is a certified public accountant.

        Mr. Hines was elected as a Vice President of the Company in 2000. He previously served the Company as Corporate Human Resources Manager.

        Mr. Dellinger was elected as a Vice President of the Company in 2002. He has served as President of Stewart & Stevenson TVS, Inc., the general partner of Stewart & Stevenson Tactical Vehicle Systems, L.P, since February 2001. Previous to that he served in numerous leadership positions with Rolls Royce PLC, Allison, and General Motors.

        Mr. Kyle was elected as a Vice President of the Company in 2004. He previously served as General Manager of Cummins Southern Plains, Ltd. from 2002 to 2004, as General Manager of Tar Heel Sterling Truck Center from 2001 to 2002, and as Vice President of Sales and Marketing for Cummins Southern Plains, Inc. from 1997 to 2001.

        Mr. Whitman was elected as a Vice President of the Company in 2004. He previously served as President and Treasurer of Williamson County United Way from 2002 to 2004, and as President of Thermo Measuretech, a subsidiary of Thermo Electron, from 1992 to 2001.

        Mr. Biar was elected as Controller and Chief Accounting Officer of the Company in 2002. He previously served as Vice President and Chief Accounting Officer for Encompass Services Corporation from 2000 to 2002, as Vice President and Controller for Corporate Brand Foods America, Inc. from 1998 to 2000, and as Corporate Controller for Weatherford International, Inc. from 1995 to 1998. Mr. Biar is a certified public accountant.

EXECUTIVE COMPENSATION

        The following Summary Compensation Table shows the aggregate compensation paid or accrued by the Company during each of the last three fiscal years to or for (i) any individual that held the office of Chief Executive Officer or acted in a similar capacity during Fiscal 2004 and (ii) each of the other four highest compensated executive officers.

SUMMARY OF COMPENSATION

		Annual Compensation						Long-Term Compensation
Name and Principal Position	Fiscal Year(1)	Salary	Bonus		Other Annual Compensation		Options Granted	LTIP Payout	All Other Compensation(2)
Max L. Lukens Chief Executive Interim President and Officer	2004 2003 2002	$750,000 0 N/A	(3) 0 N/A		(4 (4 (4	) ) )	300,000 165,000 105,000	-0- -0- -0-	$48,855 193,125 N/A	(5) (5)
Carl B. King Secretary and General Senior Vice President, Counsel	2004 2003 2002	305,000 305,000 290,000	$305,000 0 0		(4 (4 (4	) ) )	90,000 73,500 30,000	-0- -0- -0-	50,621 27,294 3,337	(6) (6) (6)
Dennis M. Dellinger Vice President	2004 2003 2002	270,000 235,000 225,000	270,000 170,000 95,000		(4 (4 (4	) ) )	75,000 45,000 40,000	-0- -0- -0-	38,200 17,292 5,277	(7) (7) (7)
John B. Simmons Senior Vice President, Chief Financial Officer and Treasurer	2004 2003 2002	260,000 225,000 210,000	360,000 0 0	(8)	(4 (4 (4	) ) )	75,000 45,000 10,000	-0- -0- -0-	24,263 13,194 5,009	(9) (9) (9)
Don K. Kyle Vice President	2004 2003 2002	240,000 N/A N/A	240,000 37,120 N/A		(4 (4 (4	) ) )	75,000 25,000 N/A	-0- -0- N/A	14,154 N/A N/A	(10)

(1)
The Company's fiscal year ends on January 31 of the following year.

(2)
Unless otherwise indicated, All Other Compensation consists of the dollar value of insurance premiums for term life insurance policies for the benefit of the named executive.

(3)
Pursuant to his employment agreement, Mr. Lukens is eligible for a bonus award for both Fiscal 2004 and Fiscal 2005 after the completion of Fiscal 2005. Accordingly, no bonus was awarded or paid at this time for Fiscal 2004. Mr. Lukens' bonus opportunity under his employment agreement is further discussed on pages 29 - 32 of these proxy materials.

(4)
Except as otherwise described, the total amount with respect to each named executive officer of all perquisites and other personal benefits, securities or property paid or accrued by the Company is less than the lesser of (i) $50,000 or (ii) 10% of the total of annual salary and bonus. There have been no amounts paid or accrued with respect to above-market or preferential earnings on restricted stock, options, SARs or deferred compensation or with respect to earnings on long-term incentive plans or tax reimbursements.

(5)
Other Compensation for Mr. Lukens for the fiscal year ended January 31, 2005 consists of contributions by the Company to a supplemental retirement plan of $47,452 and term life insurance premiums of $1,403. Other Compensation for Mr. Lukens for the fiscal year ended January 31, 2004 consists of a special fee paid to him for his interim service to the Company.

(6)
For the fiscal years ended January 31, 2005 and 2004, respectively, Other Compensation for Mr. King consists of contributions by the Company to a supplemental retirement plan of $46,930 and $23,603, term life insurance premiums of $1,758 and $1,679, and contributions by the Company to a defined contribution pension plan of $1,933 and $2,012. For the fiscal year ended January 31, 2003, Other Compensation consists of term life insurance premiums of $1,293 and contributions by the Company to a defined contribution pension plan of $2,044.

(7)
For the fiscal years ended January 31, 2005 and 2004, respectively, Other Compensation for Mr. Dellinger consists of contributions by the Company to a supplemental retirement plan of $31,301 and $11,901, term life insurance premiums of $2,104 and $1,641, and contributions by the Company to a defined contribution pension plan of $4,795 and $3,750. For the fiscal year ended January 31, 2003, Other Compensation consists of term life insurance premiums of $1,433 and contributions by the Company to a defined contribution pension plan of $3,844.

(8)
For the fiscal year ended January 31, 2005, Mr. Simmons received a bonus of $260,000. He also received additional special bonus compensation of $100,000 related to the completion of the sale of the Company's airline ground support equipment business.

(9)
For the fiscal years ended January 31, 2005 and 2004, respectively, Other Compensation for Mr. Simmons consists of contributions by the Company to a supplemental retirement plan of $18,370 and $8,107, term life insurance premiums of $1,483 and $1,368, and contributions by the Company to a defined contribution pension plan of $4,410 and $3,719. For the fiscal year ended January 31, 2003, Other Compensation consists of term life insurance premiums of $1,270 and contributions by the Company to a defined contribution pension plan of $3,844.

(10)
For the fiscal year ended January 31, 2005, Other Compensation for Mr. Kyle consists of contributions by the Company to a supplemental retirement plan of $7,754, term life insurance premiums of $1,277, and contributions by the Company to a defined contribution pension plan of $5,123.

GRANTS AND EXERCISES OF STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

        The Company has three stock option plans. The 1988 Nonstatutory Stock Option Plan (as amended and restated effective as of June 10, 1997) (the "1988 Plan") authorizes the grant of options to employees, including officers, to purchase an aggregate of up to 1,500,000 shares of Common Stock and provides that limited stock appreciation rights may be granted in connection with such options. The 1993 Plan authorizes the grant of options to employees other than officers of the Company. As of January 31, 2005, there were 905,325 options available for grant and 871,825 options outstanding. Stock appreciation rights may not be granted under the 1993 Plan. The 1996 Plan authorizes the grant of options to directors other than officers or employees of the Company.

        The recipients and terms of options granted pursuant to the 1988 Plan and the 1993 Plan are determined by the Compensation and Management Development Committee of the Board of Directors, no member of which is an employee of the Company or eligible for any benefits under such plans. The 1996 Plan provides for an automatic grant of an option to purchase 5,000 shares of the Company's Common Stock on the date of each Annual Meeting of Shareholders to each eligible director who was elected to serve as a director at, or whose term as a director continued after, such meeting.

        During Fiscal 2004, the Company granted options to purchase an aggregate of (i) 752,500 shares of Common Stock under the 1988 Plan, (ii) 286,500 shares of Common Stock under the 1993 Plan and (iii) 65,000 shares of Common Stock under the 1996 Plan. No limited stock appreciation rights were granted under the 1988 Plan during Fiscal 2004 or during any previous fiscal year. The following tables set forth information as to options under the Company's stock option plans granted to or exercised by the individuals described in the Summary Compensation Table during 2004 and the value of all outstanding options owned as of January 31, 2005 by the individuals named in the Summary Compensation Table.

OPTION GRANTS DURING FISCAL 2004

	Individual Grants					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
		% of Total Options Granted to Employees	Exercise Price per Share(2)
Name	Options Granted(1)				Expiration Date(3)
						5%	10%
Max L. Lukens	200,000 100,000	19.2 9.6	$ $	14.62 19.05	03/31/2014 01/03/2015	$1,838,888 1,198,044	$4,660,103 3,036,079
Carl B. King	90,000	8.7		$14.62	03/31/2014	827,500	2,097,046
Dennis M. Dellinger	75,000	7.2		$14.62	03/31/2014	689,583	1,747,539
John B. Simmons	75,000	7.2		$14.62	03/31/2014	689,583	1,747,539
Don K. Kyle	75,000	7.2		$14.62	03/31/2014	689,583	1,747,539

(1)
Other than options granted to Mr. Lukens, all options become exercisable in four 25% cumulative annual installments commencing March 31, 2005. The 200,000 share option grant to Mr. Lukens becomes exercisable in two 50% cumulative annual installments commencing March 31, 2005, and the 100,000 share option grant to Mr. Lukens becomes exercisable in one installment on January 3, 2006.

(2)
All options are exercisable at the prices shown. The prices shown are not less than the closing market price on the date of grant.

(3)
All options expire ten years after the date of grant.

OPTION EXERCISES DURING FISCAL 2004
AND YEAR-END VALUES

			Number of Unexercised Options at January 31, 2005		Value of Unexercised In-the-Money Options at January 31, 2005
Name	Shares Acquired on Exercise	Value Realized
			Exercisable	Unexercisable	Exercisable	Unexercisable
Max L. Lukens	-0-	N/A	276,000	300,000	$1,303,120	$1,303,000
Carl B. King	-0-	N/A	48,375	165,125	227,198	1,148,393
Dennis M. Dellinger	-0-	N/A	46,250	133,750	164,375	845,225
John B. Simmons	-0-	N/A	37,500	130,000	154,725	835,125
Don K. Kyle	-0-	N/A	6,250	93,750	41,750	561,750

EQUITY COMPENSATION PLANS

        This table shows information about securities to be issued upon exercise of outstanding options, warrants and rights under the Company's equity compensation plans, along with the weighted-average exercise price of the outstanding options, warrants and rights and the number of securities remaining available for future issuance under the plans as of January 31, 2005.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)
		Weighted- average exercise price of outstanding options, warrants and rights(1)
			Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Plan Category
	(a)	(b)	(c)
Equity compensation plans approved by security holders	2,638,425	$15.80	1,745,480
Equity compensation plans not approved by security holders	0	0	0

Total	2,638,425	$15.80	1,745,480

(1)
The Company has not granted any warrants or rights under any equity compensation plans.

Retirement Plans

        The Company has a defined benefit pension plan (the "Pension Plan") which was closed so that employees hired after June 30, 2003 are not eligible to participate. Pension Plan benefits were "frozen" on June 30, 2003 reflecting the fact that future pay and service credits would not be taken into account. Pension Plan benefits were 100% vested for all Pension Plan participants on June 30, 2003. Benefits are determined primarily by average final base salary as of June 30, 2003 and years of service through June 30, 2003. The Pension Plan covers substantially all of the Company's full-time employees, including officers, and is subject to certain limitations described below.

        Pension benefits accrued through June 30, 2003 are based on 1.5% of (a) the employee's highest consecutive five-year average base salary out of the ten years prior to June 30, 2003, or (b) $200,000, whichever is lower, times the employee's years of credited service through June 30, 2003. This benefit is offset by a percentage of estimated Social Security benefits. The Code limits benefits that may be paid under the Pension Plan to $170,000 per year in 2005.

        The Company has a Supplemental Executive Retirement Plan (the "SERP") under which certain key executives will receive retirement benefits in addition to those provided under the Pension Plan. The Compensation and Management Development Committee determines which executive officers are eligible for benefits under the SERP. Consistent with the Pension Plan, SERP participation and benefits were also "frozen" on June 30, 2003. Supplemental benefits are based upon the average final compensation and years of service without regard to the limitations imposed by the Code, and using the total of base salary and bonus as of June 30, 2003 to compute final average compensation. Benefits under the SERP are limited to an amount such that the aggregate of all retirement benefits paid under the Pension Plan and the SERP will not exceed 75% of the executive's highest consecutive five-year average salary as of June 30, 2003, not including bonus payments.

        The following table sets forth the estimated annual benefits payable upon retirement to persons in specified compensation and years-of-service classifications pursuant to the Stewart & Stevenson Employee Pension Plan and the Stewart & Stevenson Supplemental Executive Retirement Plan.

	Estimated Annual Retirement Benefit(1) Years of Service
Final Average Compensation
	20	25	30	35	40	45
$100,000	$23,671	$29,589	$35,507	$41,952	$49,452	$56,952
200,000	53,671	67,089	80,507	94,452	109,452	124,452
300,000	83,671	104,589	125,507	146,952	169,452	191,952
400,000	113,671	142,089	170,507	199,452	229,452	259,452
500,000	143,671	179,589	215,507	251,952	289,452	326,952
600,000	173,671	217,089	260,507	304,452	349,452	394,452
700,000	203,671	254,589	305,507	356,952	409,452	461,952
800,000	233,671	292,089	350,507	409,452	469,452	529,452
900,000	263,671	329,589	395,507	461,952	529,452	596,952
1,000,000	293,671	367,089	440,507	514,452	589,452	664,452

The Stewart & Stevenson Pension Plan provides benefits based on compensation less than or equal to the maximum amount under Code Section 401(a)(17). Qualified plan benefits are limited by IRC Section 4115. Benefits that exceed these limits are provided through a non-qualified plan to eligible SERP participants.

(1)
Computation of estimated annual retirement benefit based on a straight-line annuity for the life of the employee, net of base Social Security benefits under the Social Security law currently in effect, assuming the employee retires in 2005 at age 65.

        The Stewart & Stevenson Pension Plan provides benefits, which were "frozen" on June 30, 2003, based on the highest consecutive 5-year average compensation as of June 30, 2003 less than or equal to the maximum amount under the Code, Section 401(a)(17). Qualified plan benefits are limited by the Code, Section 415. Benefits that exceed these limits are provided through a non-qualified plan which was also "frozen" on June 30, 2003 to eligible SERP participants.

        Former SERP participants will accrue benefits under a defined contribution SERP plan (the "DC SERP") and will not accrue any additional defined benefit plan benefits. The DC SERP formula provides for an age based annual employer contribution, expressed as a contribution to an account, based on the following table:

Age	Annual Employer Contribution
30 - 39	1.5% of pay
40 - 49	3.5% of pay
50 - 59	7.0% of pay
60 and older	15% of pay

        The total benefit payable to former SERP participants will be the sum of the accrued benefits under the Pension Plan and SERP as well as benefit accrued under the DC SERP.

        The Estimated Annual Retirement Benefit Table shown above does not include any benefits under the DC SERP.

        The five-year average compensation of each executive officer listed in the Summary of Compensation Table differs from the present salary and bonus in such table as a result of changes in the rate of pay during the average period. The following table sets forth the years of credited service, five-year average compensation and consecutive five-year average base salary for each of the individuals listed in the Summary of Compensation Table.

NAME	Years of Service	Average Total Compensation	Average Base Salary
Max L. Lukens	1	N/A	N/A
Carl B. King	4	N/A	N/A
Dennis M. Dellinger	4	N/A	N/A
John B. Simmons	4	N/A	N/A
Don K. Kyle	1	N/A	N/A

EMPLOYMENT AND SEVERANCE AGREEMENTS

Lukens Employment Agreement

        Term and Duties.    The Company has an employment agreement with Mr. Lukens, effective as of February 1, 2004, with a term of four years that ends February 1, 2008, subject to termination as provided in the employment agreement. During the first two years of the employment agreement, Mr. Lukens will be employed by the Company as President and Chief Executive Officer (the "Base Term"). During the last two years of the employment agreement, Mr. Lukens will be employed as an advisor to the senior executives of the Company and will be obligated to provide such advisory services no more than fifteen days per year (the "Ancillary Term").

        Base Salary and Contingent Bonus Award.    During the Base Term, Mr. Lukens will be paid an annual salary of $750,000 (the "Base Salary"). He will not be eligible for any equity compensation in his capacity as a director of the Company. At the end of the Base Term, Mr. Lukens will be eligible for a discretionary bonus of up to 100 percent (for target level performance) of his aggregate Base Salary during the Base Term (up to $1,500,000), which will take into account the following criteria:

  •
  return during the Base Term on net capital employed in the Company's businesses on a consolidated basis;

  •
  the Company's earnings per share during the Base Term;

  •
  the Company's revenues during the Base term; and

  •
  the development of the Company's management team so as to facilitate a succession plan to come into effect after the Base Term (the "Contingent Bonus Award").

        The actual amount of the Contingent Bonus Award will be determined by the Company's Compensation and Management Development Committee and other independent directors based on their assessment of Mr. Lukens' performance and contribution to the Company during the Base Term, taking the above factors into account.

        Ancillary Term Compensation.    During the Ancillary Term, Mr. Lukens will be paid an annual salary of $35,000. He will not be eligible for any equity compensation in his capacity as a director. In the event Mr. Lukens and the Company agree to increase the time Mr. Lukens is obligated to provide services during the Ancillary Term, the Company will pay Mr. Lukens an additional $6,250 per day for such services. The compensation to be paid to Mr. Lukens for his services during the Ancillary Term is referred to as the "Ancillary Term Compensation".

        Option Grant.    The employment agreement provides for the grant that was made to Mr. Lukens on January 3, 2005 of an option to purchase 100,000 shares of the Company's Common Stock under the 1988 Plan (the "2005 Option"). The 2005 Option has the same general terms specified in the 2004 Option (as defined and described below), except that the per share exercise price of the 2005 Option was the fair market value of a share of Common Stock on January 3, 2005 and the option will be fully exercisable on January 3, 2006.

        Death and Disability.    Mr. Lukens' employment will terminate upon his death. The Company may terminate Mr. Lukens' employment due to his Disability (as defined in the employment agreement). During any period of Mr. Lukens' Disability, prior to his termination of employment with the Company, he will continue to receive his Base Salary or Ancillary Term Compensation, as applicable, as if he were not Disabled until the term of the employment agreement has expired, subject to certain reductions for payments received as a result of such Disability. Upon termination of Mr. Lukens' employment for death or Disability, the Company will be obligated to pay a lump sum cash amount:

  •
  equal to the sum of (i) the Base Salary or Ancillary Term Compensation, as the case may be, through the Date of Termination (as defined in the employment agreement), (ii) any accrued vacation pay and (iii) any other amounts due to him as of the date of termination, in each case to the extent not yet paid (the "Accrued Obligation"), plus

  •
  a pro rata portion to the Date of Termination of the aggregate value of the Contingent Bonus Award, calculated by multiplying the award that Mr. Lukens would have earned as of the last day of the Base Term, assuming the achievement, at the expected value target level, of the performance goals established with respect to such award, by the fraction obtained by dividing the number of full days during the Base Term through the Date of Termination by the total number of days contained in the Base Term.

        Termination by the Company for Cause or by Mr. Lukens Without Good Reason.    If Mr. Lukens' employment is terminated by the Company for Cause (as defined in the employment agreement) or by Mr. Lukens without Good Reason (as defined in the employment agreement):

  •
  the term of the employment agreement will expire on the Date of Termination;

  •
  the Company will pay Mr. Lukens the Accrued Obligation; and

  •
  the Company will have no further obligations to Mr. Lukens other than as required by law or the terms of employee benefit plans of the Company and, in the case of a termination without Good Reason, a stock option plan of the Company.

        Termination by the Company without Cause or by Mr. Lukens for Good Reason.    If Mr. Lukens' employment is terminated by the Company without Cause or by Mr. Lukens for Good Reason, then:

  •
  the Company will pay Mr. Lukens the Accrued Obligation;

  •
  the Company will continue to pay the Base Salary or Ancillary Term Compensation (at the rate in effect as of the Date of Termination) for the remainder of the Base Term or the Ancillary Term, as the case may be, payable consistent with the Company's normal payroll practices;

  •
  all equity-based awards then held by Mr. Lukens will become fully vested and exercisable as of the Notice of Termination (as defined in the employment agreement);

  •
  the Company will continue to provide to Mr. Lukens benefits under the Company's benefit plans and arrangements (other than equity compensation and bonus plans) in which he is entitled to participate, to the extent contractually and legally permitted, subject to certain limitations and notifications;

  •
  the termination of Mr. Lukens' employment will be deemed a retirement under the 1988 Plan; and

  •
  the Company will pay to Mr. Lukens a lump sum cash amount equal to the aggregate value of the Contingent Bonus Award that he would have earned as of the last day of the Base Term, assuming the achievement, at the expected value target level, of the performance goals established with respect to such award.

        Confidentiality; Non-Competition; Non-Solicitation.    Mr. Lukens has agreed not to use or disclose any confidential information obtained by him during his employment with the Company. In addition, during his employment and for a period of one year thereafter, Mr. Lukens has agreed not to solicit the Company's employees, compete with the Company's business or solicit the Company's customers.

Lukens Severance Agreement

        Term.    In addition to the employment agreement described above, the Company has entered into a severance agreement with Mr. Lukens. The severance agreement provides for payment of certain benefits to Mr. Lukens if his employment is terminated following a Change of Control (as described below) of the Company. The severance agreement became effective February 1, 2004 and continues through February 1, 2006 (the "Term").

        Severance Payments.    Pursuant to the severance agreement, the Company will pay severance benefits to Mr. Lukens if his employment is terminated following a Change of Control and during the Term unless his employment is terminated:

  •
  by the Company for Cause (as defined in the severance agreement);

  •
  by reason of death or Disability (as defined in the severance agreement); or

  •
  by Mr. Lukens without Good Reason (as defined in the severance agreement).

        If Mr. Lukens meets the criteria for payment of severance benefits due to termination of his employment following a Change of Control and during the Term as described above, he will receive the following benefits:

  •
  a lump sum cash payment equal to $2,250,000;

  •
  continuation of life, disability, accident and health insurance benefits and all perquisites for an additional three years;

  •
  notwithstanding any provision of his employment agreement, a lump sum cash payment equal to the aggregate value of the Contingent Bonus Award that he would have earned as of the last day of the Base Term, assuming achievement, at the expected value target level, of the performance goals established with respect to such award;

  •
  the termination of Mr. Lukens' employment will be deemed a retirement under the 1988 Plan; and

  •
  an additional amount (a "gross-up" payment) in respect of excise taxes that may be imposed under the "golden parachute" rules on payments and benefits received in connection with the Change in Control. The gross-up payment would make Mr. Lukens whole for excise taxes (and for all taxes on the gross-up payment) in respect of payments and benefits received pursuant to all the Company's plans, agreements and arrangements (including for example, acceleration of equity awards).

        A "Change in Control" is deemed to occur pursuant to the severance agreement if:

  •
  any person becomes the owner of 35% or more of the Company's voting securities (excluding securities acquired directly from the Company or its affiliates) other than a person described in clause (i) of the second succeeding bullet point below;

  •
  a change in the majority of the membership of the Board occurs (other than a director whose initial assumption of office is in connection with an actual or threatened director election contest) without approval of two-thirds of the directors who either were directors at the beginning of the period, or whose election was previously so approved or recommended;

  •
  there is consummated a merger or consolidation of the Company or a subsidiary thereof with any other corporation other than (i) a merger or consolidation with a person in which the Company's shareholders continue to hold at least 51% of the voting securities of the surviving entity or (ii) a merger or consolidation effected to implement a recapitalization of the Company and in which no person becomes the owner of at least 51% of the Company's voting securities

    (excluding securities acquired directly from the Company or its affiliates, except securities acquired in connection with the acquisition of a business by the Company or its affiliates); or

  •
  the Company's shareholders approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition of all or substantially all of the Company's assets other than a sale or disposition to an entity in which the Company's shareholders continue to hold at least 51% of the voting securities.

        The severance agreement supersedes any other agreements and representations made by Mr. Lukens or the Company containing the terms and conditions of Mr. Lukens' employment with the Company only if Mr. Lukens's employment is terminated on or following a Change in Control by the Company other than for Cause or by Mr. Lukens other than for Good Reason.

        Compensation other than Severance Payments.    Following a Change in Control and during the Term, during any period that Mr. Lukens fails to perform his duties as a result of incapacity due to physical or mental illness, he will continue to receive his salary, compensation and benefits payable to him during such period, until his employment is terminated by the Company for Disability (as defined in the severance agreement).

        If Mr. Lukens' employment is terminated for any reason following a Change of Control and during the Term, Mr. Lukens will receive his salary through the Date of Termination (as defined in the severance agreement) and his normal post-termination compensation and benefits as such payments become due.

        Upon a Change in Control, all stock options, restricted stock and all other equity incentives held by Mr. Lukens will become immediately vested, exercisable and nonforfeitable and all conditions thereof will be deemed to have been satisfied.

2004 Option

        Grant.    On March 31, 2004, Mr. Lukens was granted an option under the 1988 Plan to purchase 200,000 shares of Common Stock at the purchase price of $14.62 per share (the "2004 Option").

        Expiration of Option.    The 2004 Option terminates upon the earliest to occur of (i) March 31, 2014, (ii) the 30th day after Mr. Lukens' employment is terminated for any reason other than death, Disability, Retirement, or for Cause (as such terms are defined in the 1988 Plan), (iii) the first anniversary of the termination of Mr. Lukens' employment due to death, Disability or Retirement, or (iv) the date of termination of Mr. Lukens' employment for Cause. If Mr. Lukens' employment is terminated for any reason other than death, Disability, Retirement or Cause, the 2004 Option will not continue to vest after such termination of employment.

        Vesting of Option.    The 2004 Option is exercisable in accordance with the following schedule:

  •
  on March 31, 2005, the 2004 Option may be exercised with respect to up to fifty percent (50%) of the shares subject to the 2004 Option; and

  •
  on March 31, 2006, the 2004 Option will be exercisable in full.

        Notwithstanding the foregoing vesting schedule, upon Mr. Lukens' death, Disability or Retirement prior to the expiration of the 2004 Option, the 2004 Option will be exercisable in full. Further, notwithstanding the foregoing vesting schedule or any provision of the 1988 Plan:

  •
  upon the occurrence of a "change in control" (as defined in the severance agreement) prior to the expiration of the 2004 Option, the 2004 Option will be exercisable in full; and

  •
  upon the termination of Mr. Lukens' employment other than for "cause" or by Mr. Lukens for "good reason" (as such terms are defined in the employment agreement) prior to the expiration of the 2004 Option, the 2004 Option will be exercisable in full.

        Certain Terminations Agreed to Constitute Retirement.    Any termination of Mr. Lukens' employment by the Company without "cause" or by Mr. Lukens for "good reason" (as such terms are defined in the employment agreement) prior to the expiration of the 2004 Option will be treated as a Retirement for all purposes of the Plan and the stock option agreement.

2005 Option

        On January 3, 2005, Mr. Lukens was granted the 2005 Option under the 1988 Plan to purchase 100,000 shares of Common Stock. The terms of the 2005 Option are the same general terms as specified in the 2004 Option except that (i) the per share exercise price of the 2005 Option was the fair market value of a share of Common Stock on January 3, 2005 ($19.05) and (ii) the 2005 Option will be fully exercisable on January 3, 2006.

Severance Agreements For Other Executive Officers

        Term.    The Company has entered into a severance agreement with each of its named executive officers (other than Mr. Lukens, whose severance agreement has been described earlier in these proxy materials) and two other key executives (each, an "Executive"). Each severance agreement provides for payment of certain benefits to the Executive if his employment is terminated following a Change in Control (as defined in the severance agreement) of the Company. The severance agreement became effective on July 19, 2004 and continues through December 31, 2006.

        Severance Payments.    Pursuant to the severance agreement, the Company will pay severance benefits to each Executive if his employment is terminated following a Change in Control and during the term of the severance agreement unless the Executive's employment is terminated:

  •
  by the Company for Cause (as defined in the severance agreement);

  •
  by reason of death or Disability (as defined in the severance agreement); or

  •
  by the Executive without Good Reason (as defined in the severance agreement).

        If the Executive's employment is terminated as set forth above, he will receive the following:

  •
  a lump sum cash payment equal to two times the sum of the Executive's base salary and the average cash value of annual bonus (whether paid in cash or stock) earned by the Executive in the three fiscal years prior to the Date of Termination (as defined in the severance agreement), provided the Executive has participated in the Company annual bonus or incentive plan for that period. If not, then the average is calculated using the lesser number of bonuses actually earned;

  •
  continuation of life, disability, accident and health insurance benefits and perquisites for an additional three years;

  •
  notwithstanding any provision of the Company's incentive compensation plan, a lump sum cash payment equal to the sum of any unpaid incentive compensation allocated or awarded to the Executive and a pro rata portion to the Date of Termination of the aggregate value of all contingent incentive compensation awards;

  •
  outplacement services suitable to Executive's position for a period of one year;

  •
  a nonforfeitable interest in the Executive's benefits accrued under the Company's retirement plan; and

  •
  an additional amount (a "gross-up" payment) to cover any excise taxes that may be imposed under the "golden parachute" rules on payments and benefits received in connection with a Change in Control, so that the Executive would receive the total payment initially allocated by the Company.

        Compensation other than Severance Payments.    Following a Change in Control and during the term of the severance agreement, during any period that the Executive fails to perform his duties as a result of incapacity due to physical or mental illness, he will continue to receive his salary, compensation and benefits payable to him during such period, until his employment is terminated by the Company for Disability (as defined in the severance agreement).

        If the Executive's employment is terminated for any reason following a Change of Control and during the term of the severance agreement, the Executive will receive his salary through the Date of Termination and his normal post-termination compensation and benefits as such payments become due.

        Upon a Change in Control, all stock options, restricted stock and all other equity incentives held by the Executive will become immediately vested, exercisable and nonforfeitable and all conditions thereof will be deemed to have been satisfied.

TRANSACTIONS WITH MANAGEMENT AND CERTAIN BUSINESS RELATIONSHIPS

        Mr. Howard Wolf, who was elected Chairman of the Board of Directors of the Company effective March 1, 2004, retired as a partner in the international law firm of Fulbright & Jaworski L.L.P. in December 2003, which firm provides legal services to the Company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers, directors and persons who own more than 10% of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Commission. Officers, directors and greater than 10% shareholders are required to furnish the Company with copies of all Section 16(a) reports they file.

        Based solely upon a review of such reports received by it, or written representations from certain reporting persons that no Form 5 reports were required for those persons, the Company believes that, during Fiscal 2004, all filing obligations applicable to the reporting persons were complied with.

ANNUAL REPORT ON FORM 10-K FOR FISCAL 2004

        The Company will provide without charge to any shareholder entitled to vote at the 2005 Annual Meeting of Shareholders a copy of its most recent Annual Report on Form 10-K upon receipt of a request therefor. Such requests should be directed to:

Carl B. King Senior Vice President, Secretary & General Counsel P.O. Box 1637 Houston, Texas 77251-1637

SHAREHOLDER PROPOSALS FOR THE 2006 ANNUAL MEETING

        Shareholders may submit proposals for the 2006 Annual Meeting of Shareholders by sending such proposals to the attention of the Corporate Secretary at the Company's principal executive offices, 2707 North Loop West, P.O. Box 1637, Houston, Texas 77251-1637. In order to be considered for inclusion in the proxy statement and form of proxy for the 2006 Annual Meeting, a proposal must be received by the Company on or before January 6, 2006.

        For business to be properly brought before an annual meeting by a shareholder, the shareholder, in addition to any other applicable requirements, must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Company no later than March 9, 2006. A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting:

  •
  a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting,

  •
  the name and address, as they appear on the Company's books, of the shareholder proposing such business,

  •
  the class and number of shares of voting stock of the Company which are beneficially owned by the shareholder,

  •
  a representation that the shareholder intends to appear in person or by proxy at the meeting to bring the proposed business before the annual meeting, and

  •
  a description of any material interest of the shareholder in such business.

        Please note that the immediately preceding paragraph relates only to the matters a shareholder wishes to bring before the Company's 2006 Annual Meeting. The requirements set forth in the preceding paragraph are separate from the Securities and Exchange Commission's requirements set forth in the first paragraph of this section to have your proposal included in the Company's proxy statement.

        The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal or nomination that does not comply with these and other applicable requirements.

By Order of the Board of Directors,

Carl B. King Senior Vice President, Secretary and General Counsel
Dated:	May 6, 2005 Houston, Texas

APPENDIX A

AUDIT COMMITTEE CHARTER OF
STEWART & STEVENSON SERVICES, INC.

  Organization

        This charter governs the operations of the audit committee of the Board of Directors of Stewart & Stevenson Services, Inc. (the "Company"). The committee shall be members of, and be appointed by, the Board and shall comprise at least three directors, each of whom shall meet the requirements of independence provided by law and stock exchange rules. A member of the committee shall generally be considered independent as long as such member does not accept, directly or indirectly, any consulting, advisory, or other compensatory fee (except only director and Board committee fees) from the Company, is not an affiliated person of the Company or any of its subsidiaries, meets certain technical stock exchange rules and is determined by the Board to be independent under stock exchange rules. All committee members shall be financially literate, and at least one member shall be an "audit committee financial expert," all as defined by law and stock exchange rules. For convenience of reference, a summary of the SEC definition of "audit committee financial expert" is attached to this Charter as Annex A.

  Purpose

        The audit committee shall provide assistance to the Board in fulfilling its oversight responsibility to the shareholders, the investment community, and others relating to

  •
  the integrity of the Company's financial statements

  •
  the disclosure and financial reporting process

  •
  the performance of the Company's internal audit function and independent auditors

  •
  the effectiveness of the Company's disclosure controls and procedures

  •
  the effectiveness of the Company's internal control over financial reporting

  •
  the independent auditors' qualifications and independence

  •
  the Company's compliance with ethics policies and legal and regulatory requirements

        In so doing, it is the responsibility of the committee to maintain free and open communication between the committee, independent auditors, the internal auditors (or other persons carrying on the internal audit function), and management of the Company.

        In discharging its oversight role, the committee is empowered to (i) investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and (ii) engage and, on behalf of the Company, compensate, or provide for the compensation of independent counsel, accountants and other advisers as it determines necessary to carry out its duties. The audit committee shall be entitled to funding from the Company necessary (i) to compensate the independent auditors engaged for the purpose of preparing or issuing an audit report or performing other audit, review, or attest services for the Company, (ii) to compensate any advisors employed by the audit committee, and (iii) to pay ordinary administrative expenses of the audit committee that are necessary or appropriate in carrying out its duties.

  Duties and Responsibilities

        The primary general responsibility of the audit committee is to oversee the Company's financial reporting process on behalf of the Board and to report the results of its activities to the Board. While the audit committee has the responsibilities and powers set forth in this Charter, it is not the duty of the audit committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Management is responsible for the preparation, presentation, and integrity of the Company's financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company. The independent auditors are responsible for (i) auditing the Company's financial statements, (ii) reviewing the Company's unaudited interim financial statements, (iii) attesting as to management's annual assessment with respect to the Company's internal control over financial reporting, and (iv) annually opining as to the effectiveness of the Company's internal control over financial reporting.

        The committee, in carrying out its responsibilities, believes its policies and procedures should remain flexible in order to best react to changing conditions and circumstances. Within the overall general responsibility the following shall be the principal specific duties and responsibilities of the audit committee. These are set forth as a guide with the understanding that the committee may supplement them as appropriate, but shall have them reviewed and approved annually by the Board.

Relationships with Independent Auditors and the Internal Auditors

        1.     The committee shall be directly responsible for, and have sole authority as to, the appointment, retention and termination (subject, if applicable, to shareholder ratification), compensation, and oversight of the work of the independent auditors, including resolution of disagreements between management and the independent auditors regarding accounting matters and financial reporting, for the purpose of preparing or issuing an audit report or performing other audit, review, or attest services for the Company. The independent auditors shall report directly to the audit committee.

        2.     The committee shall have sole authority to, and shall, pre-approve all audit and non-audit services provided by the independent auditors to the Company and may take any measures that it determines to be necessary to assure that the independent auditors are not engaged to perform the specific non-audit services prohibited by law. The committee may delegate pre-approval authority to a member or members of the audit committee. The decisions of any audit committee member or members to whom pre-approval authority is delegated must be presented to the full audit committee at its next scheduled meeting. The audit committee shall review all required public disclosures as to its pre-approval process and as to the independent auditors and their fees and categories thereof.

        3.     At least annually, the committee shall obtain and review a report by the independent auditors describing

    •
    the auditing firm's internal quality control procedures

    •
    any material issues raised by the most recent internal quality control review, or peer review, of the auditing firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the auditing firm, and any steps taken to deal with any such issues

    •
    all relationships between the independent auditors and the Company (to assess the auditor's independence).

        4.     Based on a review of such annual report and the work of the independent auditors throughout the year, the committee shall evaluate the auditors' qualifications, performance and independence, which evaluation will include the review and evaluation of the lead partner of the independent auditor. In making its evaluation the committee may take into account the opinions of management and the Company's internal auditor (or other personnel responsible for the internal audit function). From time to time the committee may wish to consider whether, in order to assure continuing auditor independence, there should be a regular rotation of the audit firm itself. The committee shall present to the Board annually its conclusions with respect to the independent auditors and its evaluation thereof and with respect to any issues that have arisen as to the quality or integrity of the Company's financial statements and as to the Company's compliance with legal and regulatory requirements.

        5.     The audit committee shall take any measures that it determines to be appropriate to assure from time to time that all requirements of law and stock exchange rules that relate to the rotation of personnel of its independent auditors who perform its services for the Company are met.

        6.     In addition, the committee shall take any measures that it determines to be appropriate to set, and recommend for Board approval, hiring policies for the Company as to employees or former employees of the independent auditors that meet legal requirements and stock exchange rules.

        7.     The committee shall discuss with the internal auditors (or persons carrying out the internal audit function) and the independent auditors the overall scope and plans for their respective audits, including the adequacy of staffing and compensation or expense coverage. The committee shall discuss with management, the internal auditors, and the independent auditors the adequacy and effectiveness of the Company's accounting and financial controls, including special audit steps adopted in light of material weaknesses in internal control over financial reporting and including the Company's policies and procedures to assess, monitor, and manage business risk and legal and ethical compliance programs (e.g., Company's Code of Conduct).

        8.     The committee shall periodically meet separately with management, the internal auditors, and the independent auditors to discuss issues and concerns warranting committee attention. The committee shall provide sufficient opportunity for the internal auditors (or persons carrying out the internal audit function) and the independent auditors to meet privately with the members of the committee. The committee shall review with the independent auditors any audit problems or difficulties and management's response. The committee may review any accounting adjustments noted or proposed by the independent auditors, whether passed or accepted, any communications between the audit team and the independent auditors' national office as to auditing or accounting issues presented by the engagement, and any management or internal control letter issued or proposed to be issued to the Company by the independent auditors. The committee's discussions shall also encompass the responsibilities, budget, and staffing of the Company's internal audit function, which function the audit committee shall assure is being adequately maintained in accordance with legal requirements and stock exchange rules.

        9.     The committee shall receive and assess regular reports from the independent auditors on the critical accounting policies and practices of the Company and on all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management or that are otherwise relevant to the Company. The committee shall review major issues regarding accounting principles and financial statement presentations, including (i) any significant changes in the Company's selection or application of accounting principles, (ii) analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the presentation of the financial statements, and (iii) the effect of regulatory and accounting initiatives, such as those relating to off-balance sheet structures, on the Company's financial statements.

        10.   The committee shall review the independent auditors' annual attestation as to management's annual assessment of internal control over financial reporting and the auditors' annual opinion as to the effectiveness of the Company's internal control over financial reporting.

Financial Reporting Matters

        11.   The audit committee shall review the Company's disclosure controls and procedures from time to time, as well as periodic certifications of Company officers required by law with respect thereto, to assist in assuring their effectiveness. The audit committee shall also review management's annual assessment of the effectiveness of the Company's internal control over financial reporting to assist in assuring its effectiveness.

        12.   The committee shall, at least generally, review and discuss with management, and independent auditors as may be appropriate, earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies, including especially earnings releases and information disclosing "pro forma" or "adjusted" non-GAAP, information.

        13.   The committee shall review the Company's interim financial statements and disclosures under Management's Discussion and Analysis of Financial Condition and Results of Operations with management and the independent auditors prior to the filing of the Company's Quarterly Reports on Form 10-Q. Also, the committee shall discuss the results of the quarterly review and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards.

        14.   The committee shall review with management and the independent auditors the financial statements and disclosures under Management's Discussion and Analysis of Financial Condition and Results of Operations to be included in the Company's Annual Reports on Form 10-K (or in any annual report to shareholders if distributed prior to the filing of a Form 10-K), including their judgment about the quality, not just the acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements and MDA. Also, the committee shall discuss the results of the annual audit and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards.

        15.   The committee shall, from time to time, discuss with management and, to the extent it deems appropriate with the independent auditors and internal auditor, policies of the Company with respect to risk assessment and risk management, including the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures. While it is the duty of the chief executive officer and senior management to assess and manage the Company's exposure to risk, the audit committee shall discuss guidelines and policies to govern the process by which management assesses and manages the Company's exposure to risk.

        16.   The committee shall establish procedures for

    •
    the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters

    •
    the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

        17.   The committee shall receive any attorney's report of evidence of a material violation of securities laws or breaches of fiduciary duty or similar violation by the Company or any agent thereof.

        18.   The committee shall prepare its report to be included in the Company's annual proxy statement, as required by law or stock exchange rules.

Evaluation of the Committee and Its Composition and Charter

        19.   The committee shall perform an evaluation of its performance at least annually to determine whether it is functioning effectively.

        20.   The audit committee shall periodically require each of its members to certify that such person meets the independence requirements prescribed by law and stock exchange rules, including that such person has received no compensation from the Company other than director and Board committee fees, and shall cause the board (at least annually or more frequently based on any changed circumstances) to affirmatively determine that no member of the audit committee has or has had (or has or has had a family member with) a relationship with the Company that disqualifies any such member from being "independent", as determined under law or stock exchange rule.

        21.   The audit committee shall review its membership annually to assure that all its members are financially literate and that at least one of its members is an "audit committee financial expert", all as required by law (or as required to be disclosed by law) and stock exchange rules and by the Company's Board.

        22.   The committee shall review and reassess this charter at least annually and obtain annually its reapproval, or the approval of any proposed changes, by the Board.

ANNEX A

        SEC rules, in summary, define "audit committee financial expert" to mean a person who has the following attributes:

  •
  an understanding of financial statements and generally accepted accounting principles

  •
  an ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves

  •
  experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the registrant's financial statements, or experience actively supervising one or more persons engaged in such activities

  •
  an understanding of internal controls and procedures for financial reporting

  •
  an understanding of audit committee functions.

        A person can acquire such attributes through any one or more of the following means:

  •
  education and experience as a principal financial officer, principal accounting officer, controller, public accountant or auditor or experience in one or more positions that involve the performance of similar functions

  •
  experience actively supervising a principal financial officer, principal accounting officer, controller, public accountant, auditor or person performing similar functions

  •
  experience overseeing or assessing the performance of companies or public accountants with respect to the preparation, auditing or evaluation of financial statements

  •
  other relevant experience.

        Under SEC rules, an audit committee financial expert will not be deemed an "expert" for any purpose, including for purposes of Section 11 of the Securities Act of 1933, and the designation of a person as an audit committee financial expert does not impose any duties, obligations or liability on the person that are greater than those imposed on such a person as a member of the audit committee in the absence of such designation, nor does it affect the duties, obligations or liability of any other member of the audit committee or board of directors.

STEWART & STEVENSON SERVICES, INC. 2707 NORTH LOOP WEST P.O. BOX 1637 HOUSTON, TEXAS 77251-1637	ANNUAL MEETING OF SHAREHOLDERS TO BE HELD JUNE 7, 2005

Dear Shareholder:

        The Annual Meeting of Shareholders of Stewart & Stevenson Services, Inc. (the "Company") will be held at 10:00 a.m. on Tuesday, June 7, 2005, at the Company's facility at 1631 Chalk Hill Rd., Dallas, Texas, 75212 for the following purposes:

  1.
  Election of two directors to the Board of Directors.

  2.
  Ratification of Ernst & Young LLP as the Company's independent auditor for the fiscal year ending January 31, 2006.

  3.
  Transaction of such other business as may properly come before the meeting or any adjournment thereof.

        Only record holders of our Common Stock at the close of business on April 20, 2005 will be entitled to vote at the meeting or any adjournment thereof.

        It is important that your shares be represented at the meeting. Even if you plan to attend, we urge you to complete and sign the proxy card below, detach it from this letter, and return it in the postage paid envelope enclosed in this package. The giving of such proxy does not affect your right to vote in person if you attend this meeting. The prompt return of your signed proxy will aid the Company in reducing the expense of additional proxy solicitation.

BY ORDER OF THE BOARD OF DIRECTORS

CARL B. KING Senior Vice President, Secretary and General Counsel
May 6, 2005

DETACH PROXY CARD HERE

STEWART & STEVENSON SERVICES, INC.
ANNUAL MEETING OF SHAREHOLDERS—JUNE 7, 2005
COMMON STOCK PROXY

This Proxy is Solicited on Behalf of the Board of Directors

        The undersigned hereby appoints Carl B. King and Rita M. Schaulat, and each of them, the attorneys and proxies of the undersigned (each with power to act without the other and with power of substitution) to vote, as designated on the reverse side, all shares of Common Stock, without par value, of Stewart & Stevenson Services, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Shareholders to be held at the Company's facility at 1631 Chalk Hill Rd., Dallas, Texas 75212 at 10:00 a.m. on Tuesday, the 7th day of June, 2005 and any adjournments thereof, upon all matters which may properly come before said Annual Meeting.

        This proxy shall be voted in accordance with the instructions marked on the reverse side hereof. If no choice is marked, the undersigned grants the Proxies discretionary authority with respect to the election of directors and Proposal 2. Unless otherwise specified, this proxy will be voted FOR the election of all Nominees listed on the reverse side and FOR Proposal 2.

        Any proxy heretofore given by the undersigned with respect to such Common Stock is hereby revoked. Receipt of the Notice of the Annual Meeting, Proxy Statement and Annual Report to Shareholders is hereby acknowledged.

(Please sign and date proxy on reverse side and return in enclosed envelope)

STEWART & STEVENSON SERVICES, INC. P.O. BOX 11285 NEW YORK, NY 10203-0285

The Board of Directors recommends a vote "For" the following nominees.

1.	Election of Directors	FOR all nominees listed below ☐	WITHHOLD AUTHORITY to vote for all nominees listed below ☐	EXCEPTIONS ☐
Nominees: Howard Wolf and Charles S. Ream
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below.)
*Exceptions

2.	Approval of Ernst & Young LLP as independent auditor of the Company.
FOR ☐ AGAINST ☐ ABSTAIN ☐
In their discretion the Proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment or postponement thereof.

The signature on this Proxy should correspond exactly with shareholder's name as printed to the left. In the case of joint tenancies, co-executors or co-trustees, both should sign. Persons signing as Attorney, Executor, Administrator, Trustee or Guardian should give their full title.
	Date	Share Owner sign here	Co-Owner sign here

QuickLinks

VOTING SECURITIES AND OWNERSHIP THEREOF BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PROPOSAL NO. 1 ELECTION OF DIRECTORS
PERSONS NOMINATED FOR DIRECTOR WHOSE TERM WILL EXPIRE IN 2008
DIRECTORS WHOSE TERM EXPIRES IN 2005
DIRECTORS WHOSE TERM EXPIRES IN 2006
DIRECTORS WHOSE TERM EXPIRES IN 2007
CORPORATE GOVERNANCE
PROPOSAL NO. 2 RATIFICATION OF INDEPENDENT AUDITOR
FEES PAID TO ERNST & YOUNG
PERFORMANCE OF STEWART & STEVENSON COMMON STOCK
REPORT OF THE COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE
REPORT OF THE AUDIT COMMITTEE
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
SUMMARY OF COMPENSATION
GRANTS AND EXERCISES OF STOCK OPTIONS AND STOCK APPRECIATION RIGHTS
OPTION GRANTS DURING FISCAL 2004
OPTION EXERCISES DURING FISCAL 2004 AND YEAR-END VALUES
EQUITY COMPENSATION PLANS
EMPLOYMENT AND SEVERANCE AGREEMENTS
TRANSACTIONS WITH MANAGEMENT AND CERTAIN BUSINESS RELATIONSHIPS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
ANNUAL REPORT ON FORM 10-K FOR FISCAL 2004
SHAREHOLDER PROPOSALS FOR THE 2006 ANNUAL MEETING
APPENDIX A
AUDIT COMMITTEE CHARTER OF STEWART & STEVENSON SERVICES, INC.
ANNEX A